UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): June 21, 2000


                      SUPERIOR ENERGY SERVICES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                       0-20310            75-2379388
(STATE OR OTHER JURISDICTION         (COMMISSION        (IRS EMPLOYER
    OF INCORPORATION)                FILE NUMBER)     IDENTIFICATION NO.)


          1105 Peters Road, Harvey, Louisiana              70058
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)



                              (504) 362-4321
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

         (1) Audited consolidated balance sheets of H.B. Rentals, L.C. as of December 31, 1999 and 1998 and the related consolidated statements of income, consolidated statements of members' interests and consolidated statements of cash flows for the years then ended, including the notes thereto, and the related report of Broussard, Poche', Lewis & Breaux, L.L.P.

     (b) Pro Forma Financial Information.

         (1) Unaudited Pro Forma Consolidated Statement of Operations of Superior Energy Services, Inc. for the year ended December 31, 1999, including the notes thereto.

         (2) Unaudited Pro Forma Consolidated Statement of Operations of Superior Energy Services, Inc. for the three month period ended March 31, 2000, including the notes thereto.

         (3)   Unaudited   Pro  Forma  Consolidated  Balance  Sheet  of
               Superior   Energy  Services, Inc.  as of March 31, 2000,
               including the notes thereto.

     (c) Exhibits.

          23.1 Consent of Broussard, Poche', Lewis & Breaux, L.L.P


                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SUPERIOR ENERGY SERVICES, INC.



                              By:  /s/ Robert S. Taylor
                                 --------------------------
                                        Robert S. Taylor
                                    Chief Financial Officer


Dated: July 5, 2000





     INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         (1) Audited consolidated balance sheets of H.B. Rentals, L.C. as of December 31, 1999 and 1998 and the related consolidated statements of income, consolidated statements of members' interests and consolidated statements of cash flows for the years then ended, including the notes thereto, and the related report of Broussard, Poche', Lewis & Breaux, L.L.P.

     PRO FORMA FINANCIAL INFORMATION.

         (1) Unaudited Pro Forma Consolidated Statement of Operations of Superior Energy Services, Inc. for the year ended December 31, 1999, including the notes thereto.

         (2) Unaudited Pro Forma Consolidated Statement of Operations of Superior Energy Services, Inc. for the three month period ended March 31, 2000, including the notes thereto.

         (3)   Unaudited  Pro  Forma  Consolidated   Balance  Sheet  of
               Superior Energy Services, Inc. as of March 31, 2000, including the notes thereto.




                             H. B.  RENTALS, L. C.

                                AND SUBSIDIARY

                              FINANCIAL  REPORT

                              DECEMBER 31, 1999










                               C O N T E N T S


                                                                  Page

INDEPENDENT AUDITORS' REPORT                                         1

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated balance sheets                                        2
  Consolidated statements of income                                  3
  Consolidated statements of members' interests                      4
  Consolidated Statements of cash flows                              5
  Notes to consolidated financial statements                    6 - 14




                         INDEPENDENT AUDITORS' REPORT



To the Members of
H.B. Rentals, L.C.
Lafayette, Louisiana


We have audited the accompanying consolidated balance sheets of H.B. Rentals, L.C. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, members' interests, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of H.B. Rentals, L.C. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                /s/ Broussard, Poche', Lewis & Breaux, L.L.P
                                --------------------------------------------
                                  Broussard, Poche', Lewis & Breaux, L.L.P

Lafayette, Louisiana
February 25, 2000



                    H. B. RENTALS, L.C. AND SUBSIDIARY

                        CONSOLIDATED BALANCE SHEETS
                        December 31, 1999 and 1998



                   ASSETS                                 1999           1998
                                                      ------------   ------------
CURRENT ASSETS
      Cash                                            $       730    $       700

      Receivables, net                                  3,349,613      2,499,664

      Inventory                                            77,465        100,172

      Other                                                46,110         60,906
                                                      ------------   ------------
          Total current assets                          3,473,918      2,661,442
                                                      ------------   ------------
RESTRICTED ASSETS:
     Cash restricted for insurance claims                  41,693         41,693
                                                      ------------   ------------
PROPERTY AND EQUIPMENT (net of accumulated
     depreciation, $4,784,567 and $3,037,056,
respectively)                                           5,098,094      6,085,678
                                                      ------------   ------------
OTHER ASSETS (net of accumulated amortization,
     $444,897 and $211,224, respectively)               2,049,777      2,374,987
                                                      ------------   ------------
                                                      $10,663,482    $11,163,800
                                                      ============   ============


See Notes to Consolidated Financial Statements.



                    H. B. RENTALS, L.C. AND SUBSIDIARY

                        CONSOLIDATED BALANCE SHEETS
                        December 31, 1999 and 1998



                                             1999             1998
                                        -------------    -------------
CURRENT LIABILITIES
     Bank overdraft                     $    287,149     $    231,471
     Accounts payable                        586,634          365,921
     Note payable - line of credit         1,151,938          574,481
     Notes payable, current                  601,169           85,218
     Deferred tax liability, current          73,418          192,655
     Other                                   279,953          261,659
                                        -------------    -------------
          Total current liabilities        2,980,261        1,711,405
                                        -------------    -------------
LONG TERM LIABILITIES:
     Notes payable, long-term              5,822,434        6,375,065
     Deferred tax liability, long-term        18,583           35,354
                                        -------------    -------------
          Total long-term liabilities      5,841,017        6,410,419
                                        -------------    -------------
MEMBERS' INTERESTS:                        1,842,204        3,041,976
                                        -------------    -------------
                                        $ 10,663,482     $ 11,163,800
                                        =============    =============


See Notes to Consolidated Financial Statements.






                      H.B. RENTALS, L.C. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF INCOME
                For the Years Ended December 31, 1999 and 1998


                                                   1999            1998
                                               -----------      -----------
REVENUES                                       $10,730,899      $10,948,915

OPERATING EXPENSES                               7,307,771        6,523,393
                                               -----------      -----------
  Gross profit                                   3,423,128        4,425,522

GENERAL AND ADMINISTRATIVE EXPENSES              3,280,484        2,544,467
                                               -----------      -----------
  Operating income                                 142,644        1,881,055
                                               -----------      -----------
NON-OPERATING INCOME (EXPENSE)
  Gain on sale of assets                            11,947           59,405
  Interest expense                                (920,597)        (418,209)
  Other                                                (39)          10,796
                                               -----------      -----------
                                                  (908,689)        (348,008)
                                               -----------      -----------
  Income (loss) before taxes                      (766,045)       1,533,047

INCOME TAX BENEFIT                                (131,977)        (310,951)
                                               -----------      -----------
  Net income (loss)                            $  (634,068)     $ 1,843,998
                                               ===========      ===========


See Notes to Consolidated Financial Statements.



                      H.B. RENTALS, L.C. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF MEMBERS' INTERESTS
                For the Years Ended December 31, 1999 and 1998


                                                   1999             1998
                                               -----------      -----------
Members' interests, beginning of period        $ 3,041,976      $ 1,911,517

Net income (loss)                                 (634,068)       1,843,998

Members' draws                                    (565,704)        (713,539)
                                               -----------      -----------
Members' interests, end of period              $ 1,842,204      $ 3,041,976
                                               ===========      ===========


See Notes to Consolidated Financial Statements.


                       H.B. RENTALS, L.C. AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 1999 and 1998

                                                              1999           1998
                                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                     $  (634,068)    $ 1,843,998
  Adjustments to reconcile net income (loss)
    to operating cash flows:
      Depreciation and amortization                       2,185,492       1,381,170
      Bad debt expense                                      261,259          23,001
      Gain on sale of assets                                (11,947)        (59,405)
      Changes in operating assets and liabilities -
        Decrease (increase) in assets:
         Receivables                                     (1,111,208)        773,028
         Other current assets                                37,503        (121,204)
         Other assets                                        (8,463)       (143,450)
        Increase (decrease) in liabilities:
         Accounts payable                                   220,713          33,288
         Deferred tax liability                            (136,008)         42,291
         Other current liabilities                           18,294        (377,558)
                                                        ------------    ------------
           Net cash provided by
             operating activities                           821,567       3,395,159
                                                        ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                      (922,592)     (2,291,283)
  Acquisition of Eagle, net of cash acquired                      -      (5,012,190)
  Proceeds from sales of assets                              70,304         117,922
  Net deposits into restricted cash account                       -          (3,456)
                                                        ------------    ------------

           Net cash used in investing activities           (852,288)     (7,189,007)
                                                        ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' draws                                           (565,704)       (713,539)
  Proceeds from issuance of notes payable                    49,680       7,790,760
  Principal payments on notes payable                       (86,360)     (3,604,897)
  Net draws on line of credit                               577,457         393,060
  Bank overdraft                                             55,678         (70,836)
                                                        ------------    ------------

           Net cash provided by financing activities         30,751       3,794,548
                                                        ------------    ------------

Net increase in cash                                             30             700

Cash at beginning of period                                     700               -
                                                        ------------    ------------

Cash at end of period                                   $       730     $       700
                                                        ============    ============


See Notes to Consolidated Financial Statements.



                      H.B. RENTALS, L.C. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Nature of Business and Significant Accounting Policies

        Nature of business:

         H.B. Rentals, L.C. (HB) is a Louisiana limited liability company engaged in the short-term rental of living quarters, related accessories and equipment primarily to oil related businesses in need of temporary housing and office space in remote areas. The Company began operation on October 12, 1995 and operates mainly in the states of Louisiana, Texas, Mississippi and Alabama. In August 1998, The Company acquired Eagle Rental Co., Inc. (Eagle), which is engaged primarily in the rental of equipment for offshore use. The term "Company" herein refers to the total business conducted by HB and its subsidiary, Eagle.

        Consolidation:

         The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany accounts and transactions are eliminated in consolidation.

        Use of estimates in the preparation of financial statements:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue recognition:

         The Company recognizes revenues as rentals and services are rendered. Expenses are recognized as they are incurred.

        Cash equivalents:

         Holdings of highly liquid investments with original maturities of three months or less.

        Allowance for doubtful accounts:

         An allowance is established when in the opinion of management, based on economic conditions, a loss on accounts receivable is expected.




                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Inventories:

         Inventories, consisting primarily of raw materials, are stated at the lower of first-in, first-out (FIFO) cost or market. Market is considered as the net realizable value.

        Property and equipment:

         The Company provides for depreciation by charges to operations in amounts estimated to allocate the cost of the assets over their estimated useful lives as follows:

           ASSET CLASSIFICATION                           USEFUL LIFE
           --------------------                           -----------
             Buildings and improvements                   10-40 years
             Mobile homes                                   5 years
             Equipment                                      5 years
             Vehicles                                      3-5 years

        Intangible assets:

         Goodwill is amortized using the straight-line method over a period of 40 years. Other intangibles are amortized using the straight-line method over their estimated useful lives ranging from 2 to 5 years.

        Income taxes:

         The parent company, HB, has elected to be taxed as a limited liability company for federal and state income tax purposes. The members have consented to include their pro rata share of the
         Company's income or loss in their individual tax returns. Accordingly, no provision for federal and state income taxes were made in the accompanying financial statements for this entity.

         The subsidiary company, Eagle, accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." This pronouncement requires that deferred tax balances be determined using the tax rate expected to be in effect when the taxes are actually paid or refunds received. Deferred income tax assets and liabilities result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Employee benefit plan:

         Effective October 12, 1995, the Company established a 401(k) plan to provide retirement benefits for employees. Any employee over the age of twenty-one, who has been employed by the Company for one year, is eligible to participate. Participants may contribute to the plan by deferring up to 15% of their gross salary, within certain IRS imposed limitations for maximum contributions in a given year. The Company makes matching contributions equal to 50% of the participants' salary reductions limited to 10%. The Company contributed $56,690 and $43,527 to the plan for the year ended December 31, 1999 and 1998, respectively.

        Concentration of credit risk:

         Financial  instruments  that  potentially  subject  the  Company   to
         significant concentrations of credit risk consist primarily of cash, investments and accounts receivable.

         The Company places its cash and investments with high quality financial institutions. At times, such amounts may be in excess of FDIC insurance limits. Credit risk with respect to accounts receivable is generally diversified due to a large number of entities comprising the Company's customer base; however, the Company's customer base is in similar industries and principally operates within the coastal region of the Gulf of Mexico. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

        Reclassification:

         As of December 31, 1999, reclassifications were made in the presentation of the financial statements for the prior year to conform with the presentation of the 1999 financial statements. These changes in the presentation did not affect net income as previously reported.


Note 2. Acquisitions

        On August 31, 1998, the Company completed the acquisition of its wholly-owned subsidiary, Eagle Rental Co., Inc. for a purchase price of $5,113,932. In addition to the purchase price, the Company also paid $530,000 to the previous owners in consideration for two year non-compete agreements. The acquisition has been accounted for by the purchase method of accounting and, accordingly, the results of operations of Eagle for the period beginning with acquisition date are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed have been recorded at their estimated fair values. The excess of cost over the estimated fair value of net assets acquired was allocated to goodwill. A total of $1,786,920 was allocated to goodwill and is being amortized using the straight-line basis over 40 years.


Note 3.  Receivables

        The balances of receivables consisted of the following components as of December 31:

                                                      1999           1998
                                                  ------------   -------------
         Accounts receivable, net of allowance
           for doubtful accounts, $281,620 and
           $21,243, respectively)                 $ 2,946,924     $ 2,478,743
         Due from employees                            52,689          20,921
         Due from member                              350,000               -
                                                  ------------    ------------
                                                  $ 3,349,613     $ 2,499,664
                                                  ============    ============

Note 4. Summary of Property and Equipment

        The following is a summary of property and equipment as of December 31, 1999:

                                                            ACCUMULATED        BOOK
                                                COST       DEPRECIATION        VALUE
                                             -----------   -------------   ------------
         Mobile homes and offshore units     $3,773,448    $  1,501,601    $ 2,271,847
         Machinery and equipment              4,338,254       2,168,219      2,170,035
         Autos and trucks                     1,497,269         995,603        501,666
         Furniture and fixtures                 201,197          82,185        119,012
         Buildings and improvements              60,707          36,959         23,748
         Construction in process                 11,786               -         11,786
                                             -----------   -------------   ------------
                                             $9,882,661    $  4,784,567    $ 5,098,094
                                             ===========   =============   ============

        Depreciation expense for the years ended December 31, 1999 and 1998 was $1,851,819 and $1,243,918, respectively.



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Notes Payable

        The Company's notes payable on December 31 are described as follows:

                                                           1999         1998
                                                       -----------  -----------
         Note payable to bank, 12% interest payable
           monthly, principal due in 44 install-
           ments of $136,363 beginning January 1,
           2001 and maturing on August 31, 2003,
           collateralized by property and equip-
           ment of the Company.                        $ 6,000,000  $ 6,000,000

         Various notes payable to bank, interest
           rates ranging from 8.00% to 8.5%, due
           in equal monthly installments of principal
           and interest totaling $9,035, maturities
           ranging from September 11, 2001 to
           November 19, 2002, collateralized by
           equipment and vehicles of the Company.          198,603      235,283

         Notes payable to members of the Company, 8%
           interest rate, due on demand, uncollat-
           eralized                                        225,000      225,000
                                                       -----------  -----------
                                                         6,423,603    6,460,283
           Less current maturities                         601,169       85,218
                                                       -----------  -----------

                                                       $ 5,822,434  $ 6,375,065
                                                       ===========  ===========

        Of the notes payable specified above, the loan balance aggregating $6,000,000 is subject to restrictive covenants pursuant to the loan agreement with the bank. Failure to comply with certain covenants contained in the loan document has placed the Company in technical default of the loan agreement. The bank has waived default under the loan agreement, insofar as it relates to the failure of the Company to comply as of December 31, 1999.

        Subsequent to year end, on March 31, 2000, the $6,000,000 note payable to the bank was refinanced. The note was replaced with a $4,000,000 note payable to the bank and a $2,000,000 note payable to a member of the Company. The $4,000,000 note payable to the bank has an interest rate of 8% and is payable in 35 monthly installments of principal and interest totaling $81,339 beginning April 30, 2000 and a final balloon payment of $1,795,715 due April 30, 2003. This note is collateralized by equipment and vehicles of the Company and the limited guarantee of one of the members of the Company. The $2,000,000 note payable to the member of the Company also has an 8% interest rate with only interest payments required monthly and a single principal payment due on April 30, 2002. This debt is subordinate to all bank debt. Amounts included in the financial statements and notes to the financial statements reflect the terms of the new debt issued in connection with the refinancing arrangement.



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Aggregate maturities of long-term notes payable including interest of $1,303,937 through 2003 are as follows:

         2000                                             $ 1,160,475
         2001                                               1,245,172
         2002                                               3,051,161
         2003                                               2,270,732
                                                          -----------
                                                            7,727,540
         Less amount representing interest                  1,303,937
                                                          -----------
                                                          $ 6,423,603
                                                          ===========

        Cash payments of interest during the years ended December 31, 1999 and 1998 amounted to $830,353 and $513,368, respectively.


Note 6. Operating Leases

        The Company has leased certain equipment, property and office space under various non-cancelable agreements which expire between July 31, 2000 and July 1, 2009, and require various minimum annual rentals.

        Minimum payments for operating leases having initial or remaining non-cancelable terms in excess of one year are as follows:

           YEAR ENDED
           DECEMBER 31
           -----------
              2000                                        $   330,825
              2001                                            314,540
              2002                                            314,540
              2003                                            312,847
              2004                                            312,000
           2005 - 2007                                      1,404,000
                                                          -----------
                                                          $ 2,988,752
                                                          ===========

        Total rental expense during the fiscal years 1999 and 1998 totaled $229,960 and $161,748, respectively.


Note 7. Commitments

        The Company maintains a $2,000,000 line of credit agreement with Bank One, Louisiana, NA. The agreement is secured by accounts receivable of the Company. During fiscal years 1999 and 1998, interest on advances accrue at a rate equal to the Chase Manhattan prime plus one-half percent. Effective March 31, 2000, interest will accrue at a rate equal to the 30 day LIBOR rate plus 2.25%. The balances outstanding under this agreement at December 31, 1999 and 1998 were
        $1,151,938   and  $574,481,   respectively.

        In connection with the refinancing arrangement that took place on March 31, 2000, the Company guaranteed a $2,000,000 note by a member of the Company to the bank. This member's note requires interest payments monthly at a rate of 8% and a single principal payment on April 30, 2002.


Note 8. Income Taxes

        Eagle  Rental  Co.,  Inc.  uses   Statement  of  Financial  Accounting
        Standards No. 109 "Accounting for Income Taxes" to account for deferred income taxes. Under this pronouncement, the tax effect of each item in the statement of income is recognized in the current period regardless of when the tax is paid. Taxes on amounts which affect financial and taxable income in different periods are reported as deferred income taxes. Deferred taxes are provided only on items which will result in a net tax liability or benefit in a future period.

        Deferred income taxes arise due to different accounting methods used for financial and income reporting. The major differences are the accruals of receivables, payables and other expenses required under the accrual method of accounting used for financial reporting, while using a cash basis method for income tax purposes. Differences also arise from the use of accelerated depreciation methods for tax reporting purposes, while expensing the cost over the expected useful life of the assets for financial reporting purposes.

        The benefit from income taxes consists of the following for the periods ended December 31:

                                                      1999           1998
                                                  -----------    -----------
         Income tax expense (benefit)             $     4,031    $  (353,242)
         Deferred income tax expense (benefit)       (136,008)        42,291
                                                  -----------    -----------
                                                  $  (131,977)   $  (310,951)
                                                  ===========    ===========

        The  reconciliation  of  the  federal  statutory  income tax  rate  to
        Company's   effective rate is summarized as follows  for  years  ended
        December 31:

                                                 1999                  1998
                                           ----------------        ------------
                                                AMOUNT                AMOUNT
                                               --------              --------
         Tax benefit based on federal
           and state statutory rates
           of subsidiary                     $ (59,037)             $(333,730)
         Other items                           (72,940)                22,779
                                               --------               --------
                                             $(131,977)             $(310,951)
                                              =========              =========



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Deferred tax assets and liabilities at December 31 consist of the following:

                                                      1999             1998
                                                  -----------     ------------
         Deferred tax assets:
           Allowance for doubtful accounts        $     4,628     $        -
           Accounts payable                            11,636          4,295
           Accrued expenses                                -           3,005
                                                  -----------     ------------
                                                       16,264          7,300
                                                  -----------     ------------
         Deferred tax liability:
           Accounts receivable                         75,202        186,248
           Inventory                                    9,753         13,345
           Depreciation                                23,310         35,716
                                                  -----------     ------------
                                                      108,265        235,309
                                                  -----------     ------------

             Net deferred tax liability            $  (92,001)    $ (228,009)
                                                  ===========     ============

         Reflected as follows:
           Current deferred tax liability          $   73,418    $   192,655
           Long-term deferred tax liability            18,583         35,354
                                                  -----------     ------------

                                                   $   92,001    $   228,009
                                                  ===========    =============

        Cash paid for income taxes during the years ended December 31, 1999 and 1998 was $8,878 and $-0-, respectively.


Note 9.  Warrants

        During the fiscal year ended December 31, 1998, in connection with debt incurred for the purchase of Eagle, the Company issued warrants to a bank for the purchase of a total of five percent (5%) of the membership interest of the Company. The exercise price is $1,000,000 and was effective August 31, 1998, the date of final closing of the purchase of the subsidiary. The warrants have an expiration date of the earlier of a liquidity event as defined in the securities purchase agreement, eighteen (18) months after repayment of the debt, which occurred on March 31, 2000, or August 31, 2006.


Note 10. Related Party Transactions

        The Company is presently leasing their corporate office and shop facility located in Broussard, Louisiana from Crossroads Investments, a limited liability company owned by a member of the Company. The lease in effect for 1998 was dated January 1, 1998 and was for a term of 8 years and 10 months. The monthly rental under this lease was $8,700.


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        During 1999, the Company relocated its Broussard office and effective December 1, 1999, a new lease took effect with Crossroads Investments. This lease requires monthly rental payments of $26,000 and expires on July 1, 2009.

        During the renovation phase of the new facility, the Company agreed to reimburse Crossroads Investments for interest on its construction loan in lieu of making rental payments. Total interest payments during 1999 was $76,328.

        Total lease payments during the years ended December 31, 1999 and 1998 were $139,000 and $104,400, respectively.

        The dollar volume of purchases and/or rentals with other related companies during the fiscal years ended December 31, were:

                                                   1999             1998
                                               -------------    ------------
         Purchases:
           Moore's Pump and Supply, Inc.       $       -0-      $   114,069
           Alan P. Bernard                     $    24,000      $       -0-

         Sales:
           Moore's Pump and Supply, Inc.       $       -0-      $       654


        The Company and Moore's Pump and Supply, Inc. had the same majority ownership until April 30, 1998. Therefore, transactions listed above are for the period ending on this date.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     On June 21, 2000, Superior Energy Services, Inc. acquired H.B. Rentals, L.C. ("HB") for $7 million in cash, of which $1.9 million of the purchase price was allocated to the net assets and the excess purchase price of approximately $5.1 million over the fair value of net assets was recorded as goodwill.

     The following unaudited pro forma consolidated financial information has been prepared by management utilizing the historical financial statements of Superior Energy Services, Inc. ("Superior") and HB Adjustments have been made to reflect the financial impact of purchase accounting and other items had (a) the acquisition of HB (the "HB Acquisition"), (b) the acquisition of Production Management Companies, Inc. (the "PMI Acquisition") and (c) the merger of Superior Cardinal Acquisition Company, Inc. with and into Cardinal Holding Corp. (the "Merger") all taken place on January 1, 1999 with respect to operating data, and March 31, 2000 with respect to the balance sheet data. The pro forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions that management of the companies believes reasonable under the circumstances. Reclassifications have been made to the consolidated statements of operations for pro forma purposes.

     The unaudited pro forma financial information is for comparative purposes only and does not purport to be indicative of the results which would actually have been obtained had the acquisitions been effected on the pro forma dates, or of the results which may be obtained in the future. The unaudited pro forma consolidated financial information in the opinion of management reflects all adjustments necessary to present fairly the data for such periods.

                                                   SUPERIOR ENERGY SERVICES, INC.
                                     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1999
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)

                                      Historical     Pre merger    Pre-Acquisition    Pre-Acquisition
                                       Superior       Superior          PMI                 HB           Adjustments    Pro Forma
                                    -----------------------------------------------------------------------------------------------
Revenues                               113,076         34,035         44,323             10,731          A  (122)        202,043
                                    -----------------------------------------------------------                  ------------------
Costs and expenses:
  Costs of services                     67,364         13,579         39,480              5,601          A  (122)        125,902
  Depreciation and amortization         12,625          4,135          1,058              2,185          B   937          20,940
  General and administrative            23,071         13,146          2,941              2,790                           41,948
                                    -----------------------------------------------------------                  ------------------
     Total costs and expenses          103,060         30,860         43,479             10,576                          188,790
                                    -----------------------------------------------------------                  ------------------
Income from operations                  10,016          3,175            844                155                           13,253
Other income (expense):
  Interest expense                     (12,969)          (691)          (624)              (921)         C 1,528         (13,677)
  Interest income                          308                                                                               308
                                    -----------------------------------------------------------                  ------------------
    Income(loss)before income
    taxes                               (2,645)         2,484            220               (766)                            (116)
Income taxes                              (611)           399             49               (132)          D  251             (44)
                                    -----------------------------------------------------------                  ------------------
Income (loss) before
extraordinary losses                    (2,034)         2,085            171               (634)                             (72)
                                    ===========================================================                  ==================
Net income (loss) per common
  share and common share
  equivalent                         $   (0.11)                                                                         $   0.00
                                    ==================                                                           ==================
Basic Weighted average shares
outstanding                             31,131                                                                            59,730
                                    ==================                                                           ==================

Net income (loss) per common
  share and common share
  equivalent                         $   (0.11)                                                                         $   0.00
                                    ==================                                                           ==================

Diluted Weighted average shares
outstanding                             31,131                                                                            59,987
                                    ==================                                                           ==================

________________________________

(A)  To record the elimination of intercompany transactions.

(B) In the Merger, Superior exchanged approximately 30 million shares of Superior common stock for 100% of the outstanding stock of Cardinal. The valuation of Superior's net assets were based upon the approximate 28.8 million shares of Superior Common Stock outstanding prior to the merger times the trading price of $3.78 at the time of negotiation of the Merger, plus additional capitalized costs of approximately $3 million related to the Cardinal merger costs for professional fees net of $2 million in Superior merger costs. Superior's historical book basis for its property and equipment was considered to be its fair market value. This valuation reflects excess purchase price of $31.6 million, over the fair value of net assets, which has been recorded as goodwill.

     In the PMI Acquisition, Superior acquired PMI for aggregate consideration of $3 million in cash and 610,000 shares of Superior's common stock at the trading price of $5.66 at the time of negotiation of the Merger. The purchase price allocated to net assets was $3.5 million, and the excess purchase price of approximately $3 million, over the fair value of net assets, was recorded as goodwill.

     In the HB Acquisition, Superior acquired HB for aggregate consideration of $7 million in cash of which $1.9 million of the purchase price was allocated to net assets, and the excess purchase price of approximately $5.1 million, over the fair value of net assets, was recorded as goodwill.

     This adjustment reflects the increase in amortization as a result of goodwill, described above, amortized over 30 years and non compete agreements of approximately $1 million entered into as a result of the Merger amortized over 4 years as follows:

        Additional goodwill amortization from the Merger                $565
        Amortization of non-competes                                     121
        Additional goodwill amortization from the PMI Acquisition         80
        Additional  goodwill  amortization from the HB Acquisition       171
                                                                       -------
                                                                        $937

(C) To record the net decrease in interest expense resulting from a $55 million equity contribution to Cardinal, used to pay down debt, net with $10 million in additional debt incurred for the acquisition of PMI. The reduction in interest expense due to the equity contribution uses Cardinal's borrowing rate of 8.12% and the offsetting increase due to the debt incurred for the acquisition of PMI, uses Superior's borrowing rate of 9.28%. No additional debt was incurred for the HB Acquisition.

(D) To adjust the provision for income taxes to give effect to the Merger, PMI Acquisition and HB Acquisition adjustments, exclusive of the amortization adjustment.

                                                   SUPERIOR ENERGY SERVICES, INC.
                                     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                             FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 Historical     Pre-Acquisition
                                                  Superior             HB             Adjustments        Pro Forma
                                                -------------------------------------------------------------------
Revenues                                           47,274             3,246                               50,520
                                                ----------------------------                            -----------
Costs and expenses:
  Costs of services                                27,762             1,663                               29,425
  Depreciation and amortization                     4,737               565              A  43             5,345
  General and administrative                        9,311               768                               10,079
                                                ----------------------------                            -----------

     Total costs and expenses                      41,810             2,996                               44,849
                                                ----------------------------                            -----------

     Income from operations                         5,464               250                                5,671

Other income (expense):
  Interest expense                                 (2,920)             (218)                              (3,138)

  Interest income                                     193                 -                                  193

                                                ----------------------------                            -----------

   Income before income taxes                       2,737                32                                2,726

Income taxes                                        1,149                 -              B  (4)            1,145

                                                ----------------------------                            -----------

Net income                                          1,588                32                                1,581
                                                ============================                            ===========
Net income per common
  share and common share
  equivalent                                      $  0.03                                                $  0.03
                                                ==========                                              ============

Basic Weighted average shares outstanding          59,856                                                 59,856
                                                ==========                                              ============

Net income per common
  share and common share
  equivalent                                      $  0.03                                                $  0.03
                                                ==========                                              ============

Diluted Weighted average shares outstanding       60,301                                                  60,301
                                                ==========                                              ============

________________________________

(A) In the HB Acquisition, Superior acquired HB for an aggregate consideration of $7 million in available cash, of which $1.9 million of the purchase price was allocated to net assets, and the excess purchase price of approximately $5.1 million, over the fair value of net assets, was recorded as goodwill. These pro forma statements are adjusted to assume a cash overdraft position, however, the total HB Acquisition costs were funded by $63.2 million raised pursuant to Superior's secondary offering on May 5, 2000. The $43,000 adjustment reflects the increase in amortization as a result of goodwill amortized over 30 years.


(B) To adjust the provision for income taxes to give effecti to the HB acquisition, exclusive of the amortization adjustment.



                                          SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                                                   CONSOLIDATED BALANCE SHEETS
                                                         MARCH 31, 2000
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)




                                       HISTORICAL        PRE-ACQUISITION
                                        SUPERIOR               HB                                 PRO FORMA
                                       03/31/2000          03/31/2000           ADJUSTMENTS       03/31/2000
                                      -----------------------------------------------------------------------
ASSETS

Current assets:
  Cash and cash equivalents           $  3,275                   84             A (3,359)         $      -
  Accounts receivable - net             40,210                2,932                                 43,142
  Deferred tax asset                     1,437                    -                                  1,437
  Prepaid insurance and other            4,146                  440                                  4,586
                                      -------------------------------                            ------------

        Total current assets            49,068                3,456                                 49,165

Property, plant and equipment - net    138,594                5,038                                143,632

Note receivable                          8,898                    -                                  8,898

Goodwill - net                          78,116                1,986             A  5,125            85,227

Other assets - net                       3,839                    -                                  3,839
                                      -------------------------------                            ------------

        Total assets                  $278,515               10,480                              $ 290,761
                                      ===============================                            ============


                                          SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                           MARCH 31, 2000
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)


                                                      Historical          Pre-Acquisition
                                                       Superior                 HB                                Pro Forma
                                                      03/31/2000            03/31/2000          Adjustments       03/31/2000
                                                    --------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
  Accounts payable                                  $     9,742               $    763          A  3,641           $   14,146
  Accrued expenses                                       11,758                      -                                 11,758
  Income taxes payable                                      972                      -                                    972
  Current maturities of long-term debt                    2,782                  1,914                                  4,696
  Other                                                       -                    216                                    216

                                                    -----------------------------------                            ------------

        Total current liabilities                        25,254                   2,893                                31,788
                                                    -----------------------------------                            ------------

Deferred income taxes                                    12,392                      92                                12,484
Long-term debt                                          117,380                   5,620                               123,000

Stockholders' equity:
  Preferred stock of $.01 par value. Authorized,
    5,000,000 shares; none issued                             -                       -                                     -
  Common stock of $.001 par value. Authorized,
    125,000,000 shares; issued,  59,968,789                  60                        -                                   60
  Additional paid in capital                            249,348                        -                              249,348
  Accumulated deficit                                  (125,919)                   1,875        A (1,875)            (125,919)
                                                    ------------------------------------                           ------------

        Total stockholders' equity                      123,489                    1,875                              123,489
                                                    ------------------------------------                           ------------

        Total liabilities and stockholders equity   $   278,515               $   10,480                           $  290,761
                                                    ====================================                           ============